UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2009

Bio-Matrix Scientific Group, Inc.
(Exact Name of Company as Specified in Charter)

Delaware	0-32201	33-0824714
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8885 Rehco Road, San Diego, California 92121
(Address of Principal Executive Offices, Zip Code)

Company’s telephone number, including area code: (619) 398-3517 ext. 308

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

On January 5, 2009, Bio-Matrix Scientific Group, Inc. (“BMSN”) entered into a Letter of Intent (“LOI”) with NeoCells, Inc. (“NCI”) and its parent, ViviCells International, Inc. (“VCII”) regarding the following contemplated transactions:

(a) formation of a joint venture between BMSN and NCI for cryogenic storage of cellular specimens  processed by BMSN .

(b) a marketing relationship to be established between BMSN and NCI

(c) the acquisition of NCI by BMSN

(d) transfer of NCI’s pre-acquisition inventory of stored Cord Blood specimens to BMSN

(e) Potential acquisition of equity control of BMSN by VCII

The transactions contemplated by the LOI are subject to the execution of one or more definitive agreements upon mutually acceptable terms and conditions. The provisions of the LOI are non binding on all parties with the exception of provisions regarding termination of duties to negotiate in good faith, non disclosure of confidential information, disclaimer of liabilities and choice of governing law and venue. No assurance can be given that any of the contemplated transactions will occur within the timeframes specified by the LOI nor can any assurance be given  that any of the contemplated transactions will occur at all.

Item 9.01     Financial Statements and Exhibits.

EXHIBIT INDEX

Exhibit Number	Description

Ex.99.1	Form of Letter of Intent dated January 5, 2009 by and between Bio-Matrix Scientific Group, Inc., NeoCells, Inc. and VivCells International, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-MATRIX SCIENTIFIC GROUP, INC.

By: /s/ David Koos
David Koos
Chief Executive Officer
Dated: January 5, 2009